                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          --------------------------




                                    FORM 8-K


                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 24, 1996

                               G & L REALTY CORP.
             (Exact name of Registrant as specified in its charter)


       MARYLAND                         1-12566              95-4449388
(State or other jurisdiction of      (Commission File     (I.R.S. Employer
incorporation or organization)           Number)         Identification No.)


               439 N. BEDFORD DRIVE
            BEVERLY HILLS, CALIFORNIA                           90210
     (Address of Principal Executive Offices)                 (Zip Code)



           REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 273-9930
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

       On May 24, 1996, G&L Realty Partnership, L.P. (the "Operating Partnership"), a Delaware limited partnership, transferred ownership of the medical office building located at 436 North Bedford Drive, in Beverly Hills, California (the "Property") to Loan Asset Structured Trust I, a Delaware trust (the "Holder"), the holder of the $28.5 million lien on the Property, in satisfaction of the lien. G&L Realty Corp. (the "Company") is the sole general partner of, and owns 89.84 percent ownership interest in, the Operating Partnership.

       As part of the transaction, the Operating Partnership paid the Holder $250,000 for a right of first refusal in the event the Holder seeks to sell the Property in the near future. In addition, the Holder has retained the Operating Partnership to manage the Property.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.

(B)  PRO FORMA FINANCIAL INFORMATION

       It is impracticable to file at this time the pro forma financial information required by Item 7 of Form 8-K. Such pro forma financial information will be filed when available, but in any event no later than sixty days from the date hereof.

(C)    EXHIBITS

     10.28 Agreement for Deed in Lieu of Foreclosure by and among G & L Realty Partnership, L.P., a Delaware Limited Partnership, and Loan Asset Structured Trust I, a Delaware trust, dated as of May 24, 1996.

     10.29 Property Management Agreement by and between Loan Asset Structured Trust I, a Delaware trust, and G & L Realty Partnership, L.P., a Delaware Limited Partnership, and dated as of May 24, 1996.

                                       .
                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      G & L REALTY CORP.



Date: June 7, 1996                    /s/  Quentin Thompson
                                      -------------------------------------
                                      Quentin Thompson
                                      Chief Accounting Officer, Treasurer and
                                      Secretary

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                                 EXHIBIT INDEX



EXHIBIT NO. DESCRIPTION
- ----------- -----------

10.28 Agreement for Deed in Lieu of Foreclosure by and among G & L Realty Partnership, L.P., a Delaware Limited Partnership, and Loan Asset Structured Trust I, a Delaware trust, dated as of May 24, 1996.

10.29  Property Management Agreement by and between Loan Asset Structured
       Trust I, a Delaware trust, and G & L Realty Partnership, L.P., a Delaware Limited Partnership, and dated as of May 24, 1996.

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